UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2008

Philadelphia Consolidated Holding Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22280	23-2202671
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania		19004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-617-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008, Mr. Christopher J. Maguire, age 43, who has served as the Company's Executive Vice President and Chief Underwriting Officer since February, 2003, was appointed as the Company's Chief Operating Officer. Mr. Maguire is the son of James J. Maguire, the Company's Chairman, the brother of James J. Maguire, Jr., the Company's President and Chief Executive Officer, and a first cousin of Sean S. Sweeney, the Company's Executive Vice President and Director of Marketing. The Company made a press release announcing such appointment on June 16, 2008.

In connection with Mr. Maguire's appointment as Chief Operating Officer, he was granted stock appreciation rights under the Company's Amended and Restated Employee Stock Incentive and Performance-Based Compensation Plan having an estimated fair value (based on SFAS 123R and the Black-Scholes option pricing model, but excluding estimate of forfeiture) of $150,000.

Reference is made to the section of the Company's proxy statement for its 2008 annual meeting of shareholders captioned "Related Party Transactions" for a description of certain transactions between the Company and Mr. Maguire.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.

June 16, 2008	By:	Craig P. Keller

Name: Craig P. Keller
Title: Executive Vice President, Secretary, Treasurer and Chief Financial Officer